UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2005

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-32064	36-4350876
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Employment Agreement

On August 5, 2005, we entered into a new employment agreement with Mr. Alan G. Morse, our Chief Operating Officer. This new employment agreement replaces in its entirely Mr. Morse’s existing employment agreement with Horizon PCS, Inc. (“Horizon PCS”), which we assumed when we merged with Horizon PCS effective as of July 1, 2005.  The term of the new employment agreement commenced on August 5, 2005 and continues until December 31, 2007.  The term will be automatically renewed for successive one year periods thereafter, absent 90 days advance notice by either party.

Mr. Morse’s employment agreement provides for an initial minimum annual base salary of $250,000 and he is eligible for annual incentive bonuses and is entitled to benefits, such as retirement, health and other fringe benefits which are provided to other executive employees, and reimbursement of business expenses. Pursuant to the terms of the employment agreement, as of August 5, 2005, we granted Mr. Morse an additional 22,750 stock options under our Amended and Restated 2004 Long-Term Incentive Plan at an exercise price of $40.50 per share. No compensation expense will be recorded for the option grant as the exercise price was equal to the fair market value of the stock on the grant date. These options are in addition to Mr. Morse’s existing 77,250 stock options granted by Horizon PCS under the Horizon PCS, Inc. 2004 Stock Incentive Plan, bringing his total number of options to 100,000.

Under the employment agreement, Mr. Morse’s employment may be terminated by him or us at any time and for any reason. If his employment is terminated for any reason, he will be entitled to payment of his accrued but unpaid salary, accrued but unpaid vacation pay, accrued but unpaid incentive bonus, unreimbursed business expenses, and other items earned and owed to him. If his employment is terminated as a result of death or disability, he, or his estate in the event of his death, will be paid his salary through the 18-month anniversary of the date his death or termination for disability occurs, he also will receive a lump sum payment of his target incentive bonus and his outstanding equity awards will fully vest.  If his employment is terminated by us for reasons other than for cause, or if he terminates his employment following a material breach by us of the employment agreement which is not cured within 30 days, or within 60 days after we relocate our business outside of the Chicago metropolitan area, he will be entitled to continuing payments of his salary through the 18-month anniversary of his termination date, continuation of health benefits for him and his dependents for the same period, a lump sum payment of his target incentive bonus and one year of additional vesting of his stock options. All severance payments pursuant to the employment agreement terminate in the event Mr. Morse violates the confidentiality, non-competition or non-solicitation provisions of the employment agreement.

The employment agreement contains special provisions that apply in the event of our change in control. The agreement provides that if, during the one year period following a change in control, Mr. Morse’s employment is terminated by us for reasons other than for cause, or if he terminates for good reason, he will be entitled to a lump sum payment equal to 150% of his annual base salary, a lump sum payment of his target incentive bonus, which will be set annually by the compensation committee, continuation of his and his dependents’ health benefits at the employee rate for a period of 18 months following his termination and immediate vesting of his outstanding equity-based awards. In the event that, in connection with a change in control, any payments or benefits to which Mr. Morse is entitled constitute excess golden parachute payments under applicable IRS rules, he will receive a payment from us in an amount which is sufficient to pay the parachute excise tax that he will have to pay on those parachute payments. In addition, we will pay him an amount sufficient for him to pay the income tax, related employment taxes, and any additional excise taxes that he will have to pay related to our reimbursement to him of the parachute excise tax.

If Mr. Morse’s employment terminates for any reason other than discussed above, he is not entitled to any severance benefits under the employment agreement.  We have the right to terminate Mr. Morse’s employment for cause if he has not relocated to the greater Chicago metropolitan area by January 31, 2006.

Pursuant to the employment agreement, Mr. Morse has agreed to keep all of our confidential information secret and he has agreed that, while he is employed by us and for a period of 12 months after his termination of employment, he will not compete with us in the wireless telecommunications services business in any of the basic trading areas in which we have been granted the right to carry on the wireless telecommunications business, he will not solicit our customers for a competitive business and he will not solicit our employees.

Relocation Agreement

Pursuant to a letter agreement dated August 5, 2005, we agreed to reimburse Mr. Morse for (i) certain temporary living and commuting expenses incurred by him through no later than September 30, 2005 and (ii) moving and other relocation expenses in connection with his relocation to the greater Chicago metropolitan area no later than January 31, 2006.

Amendment to Non-Qualified Stock Option Agreement

Pursuant to a letter agreement dated August 5, 2005, we agreed to amend Mr. Morse’s existing Horizon PCS stock option award agreement to provide that the unvested portion of his existing Horizon PCS options will vest upon our change of control and will remain exercisable through the fifth anniversary of the change of control event; provided, however, the extension shall not be effective if, as a result of such extension, the option would be treated as “deferred compensation” for purposes of section 409A of the Internal Revenue Code.  This amendment makes consistent the treatment of Mr. Morse’s existing Horizon PCS options and new options upon a change in control.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.

99.1	Employment Agreement by and between iPCS Wireless, Inc. and Alan G. Morse, dated as of August 5, 2005.

99.2	Letter Agreement, dated August 5, 2005, regarding relocation expenses.

99.3	Letter Agreement, dated August 5, 2005, regarding amendments to Mr. Morse’s non-qualified stock option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: August 11, 2005
	By:	/s/ Stebbins B. Chandor, Jr.
	Name:	Stebbins B. Chandor, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Employment Agreement by and between iPCS Wireless, Inc. and Alan G. Morse, dated as of August 5, 2005.

Exhibit 99.2	Letter Agreement, dated August 5, 2005, regarding relocation expenses.

Exhibit 99.3	Letter Agreement, dated August 5, 2005, regarding amendments to Mr. Morse’s non-qualified stock option agreement.